AMENDMENT TO DISTRIBUTION

SERVICES AGREEMENT

This Amendment (the “Amendment”), effective as of the 1st day of April 2024 (the “Effective Date”), shall be between Lincoln Financial Investments Corporation, a Tennessee corporation, and Lincoln Financial Distributors, a Connecticut corporation.

WHEREAS, the parties hereto entered into the Distribution Services Agreement (the “Agreement”), executed and effective as of May 01, 2008, as amended; and

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Schedule A shall be deleted in its entirety and replaced with the amended Schedule A attached below.

The parties hereto have caused this Amendment to be signed by their duly authorized officers as of the Effective Date, and effective in accordance with the dates noted above.

LINCOLN FINANCIAL INVESTMENTS CORPORATION		LINCOLN FINANCIAL DISTRIBUTORS, INC.

/s/ Benjamin A. Richer		/s/ John Kennedy
Name:	Benjamin A. Richer	Name:	John Kennedy
Title:	Senior Vice President	Title:	Chief Executive Officer; President

Schedule A

To the Distribution Services Agreement

Dated May 1, 2008

between

Lincoln Variable Insurance Products Trust

and Lincoln Financial Distributors

Service Class I Shares

Fund	12b-1 Fee (Per Annum)
Lincoln Hedged Nasdaq-100 Fund	0.35%
Lincoln Hedged Nasdaq-100 Fund 2	0.35%
Lincoln Hedged Nasdaq-100 Fund 3	0.35%
Lincoln Hedged S&P 500 Conservative Fund 2	0.35%
Lincoln Hedged S&P 500 Conservative Fund 3	0.35%
Lincoln Hedged S&P 500 Conservative Fund 4	0.35%
Lincoln Hedged S&P 500 Fund 2	0.35%
Lincoln Hedged S&P 500 Fund 3	0.35%
Lincoln Hedged S&P 500 Fund 4	0.35%
Lincoln Nasdaq-100 Buffer Fund Jun	0.35%
Lincoln Opportunistic Hedged Equity Fund	0.35%
Lincoln S&P 500 Buffer Fund May	0.35%
Lincoln S&P 500 Ultra Buffer Fund May	0.35%
LVIP American Balanced Allocation Fund	0.35%
LVIP American Century Balanced Fund	0.25%
LVIP American Century Capital Appreciation Fund	0.25%
LVIP American Century Disciplined Core Value Fund	0.25%
LVIP American Century Inflation Protection Fund	0.25%
LVIP American Century International Fund	0.25%
LVIP American Century Large Company Value Fund	0.25%
LVIP American Century Mid Cap Value Fund	0.25%
LVIP American Century Select Mid Cap Managed Volatility Fund	0.35%
LVIP American Century Ultra® Fund	0.25%
LVIP American Century Value Fund	0.25%
LVIP American Global Balanced Allocation Managed Risk Fund	0.35%
LVIP American Global Growth Allocation Managed Risk Fund	0.35%
LVIP American Growth Allocation Fund	0.35%
LVIP American Income Allocation Fund	0.35%
LVIP American Preservation Fund	0.35%
LVIP Baron Growth Opportunities Fund	0.25%
LVIP BlackRock Dividend Value Managed Volatility Fund	0.25%
LVIP BlackRock Global Allocation Fund	0.25%
LVIP BlackRock Global Allocation Managed Risk Fund	0.35%
LVIP BlackRock Global Growth ETF Allocation Managed Risk Fund	0.35%
LVIP BlackRock Real Estate Fund	0.25%
LVIP BlackRock Inflation Protected Bond Fund	0.25%
LVIP BlackRock U.S. Growth ETF Allocation Managed Risk Fund	0.35%
LVIP Blended Large Cap Growth Managed Volatility Fund	0.25%
LVIP Blended Mid Cap Managed Volatility Fund	0.25%
LVIP Channing Small Cap Value Fund	0.25%

Fund	12b-1 Fee (Per Annum)
LVIP ClearBridge Franklin Select Large Cap Managed Volatility Fund	0.35%
LVIP Dimensional U.S. Core Equity 1 Fund	0.35%
LVIP Dimensional U.S. Core Equity 2 Fund	0.25%
LVIP Dimensional U.S. Equity Managed Volatility Fund	0.25%
LVIP Dimensional International Core Equity Fund	0.25%
LVIP Dimensional International Equity Managed Volatility Fund	0.25%
LVIP Fidelity Institutional AMSM Select Core Equity Managed Volatility Fund	0.35%
LVIP Franklin Templeton Global Equity Managed Volatility Fund	0.25%
LVIP Franklin Templeton Multi-Factor Emerging Markets Equity Fund	0.25%
LVIP Franklin Templeton Multi-Factor International Equity Fund	0.25%
LVIP Franklin Templeton Multi-Factor Large Cap Equity Fund	0.25%
LVIP Franklin Templeton Multi-Factor SMID Cap Equity Fund	0.25%
LVIP Global Aggressive Growth Allocation Managed Risk Fund	0.25%
LVIP Global Conservative Allocation Managed Risk Fund	0.25%
LVIP Global Growth Allocation Managed Risk Fund	0.25%
LVIP Global Moderate Allocation Managed Risk Fund	0.25%
LVIP Government Money Market Fund	0.25%
LVIP Invesco Select Equity Income Managed Volatility Fund	0.35%
LVIP JPMorgan Core Bond Fund	0.25%
LVIP JPMorgan High Yield Fund	0.25%
LVIP JPMorgan Mid Cap Value Fund	0.25%
LVIP JPMorgan Retirement Income Fund	0.25%
LVIP JPMorgan Select Mid Cap Value Managed Volatility Fund	0.25%
LVIP JPMorgan Small Cap Core Fund	0.25%
LVIP JPMorgan U.S. Equity Fund	0.25%
LVIP Loomis Sayles Global Growth Fund	0.35%
LVIP Macquarie Bond Fund	0.35%
LVIP Macquarie Diversified Floating Rate Fund	0.25%
LVIP Macquarie Diversified Income Fund	0.30%
LVIP Macquarie High Yield Fund	0.30%
LVIP Macquarie Limited-Term Diversified Income Fund	0.30%
LVIP Macquarie Mid Cap Value Fund	0.35%
LVIP Macquarie SMID Cap Core Fund	0.30%
LVIP Macquarie Social Awareness Fund	0.35%
LVIP Macquarie U.S. Growth Fund	0.30%
LVIP Macquarie U.S. REIT Fund	0.30%
LVIP Macquarie Value Fund	0.30%
LVIP Macquarie Wealth Builder Fund	0.25%
LVIP MFS International Growth Fund	0.25%
LVIP MFS International Equity Managed Volatility Fund	0.25%
LVIP MFS Value Fund	0.25%
LVIP Mondrian Global Income Fund	0.25%
LVIP Mondrian International Value Fund	0.25%
LVIP Multi-Manager Global Equity Managed Volatility Fund	0.35%

Fund	12b-1 Fee (Per Annum)
LVIP PIMCO Low Duration Bond Fund	0.25%
LVIP SSGA Bond Index Fund	0.25%
LVIP SSGA Conservative Index Allocation Fund	0.25%
LVIP SSGA Emerging Markets Equity Index Fund	0.25%
LVIP SSGA Global Tactical Allocation Managed Volatility Fund	0.25%
LVIP SSGA International Index Fund	0.25%
LVIP SSGA International Managed Volatility Fund	0.25%
LVIP SSGA Large Cap Managed Volatility Fund	0.25%
LVIP SSGA Mid-Cap Index Fund	0.25%
LVIP SSGA Nasdaq-100 Index Fund	0.25%
LVIP SSGA S&P 500 Index Fund	0.25%
LVIP SSGA Short-Term Bond Index Fund	0.25%
LVIP SSGA Small-Cap Index Fund	0.25%
LVIP SSGA SMID Cap Managed Volatility Fund	0.25%
LVIP SSGA Moderate Index Allocation Fund	0.25%
LVIP SSGA Moderately Aggressive Index Allocation Fund	0.25%
LVIP Structured Conservative Allocation Fund	0.25%
LVIP Structured Moderate Allocation Fund	0.25%
LVIP Structured Moderately Aggressive Allocation Fund	0.25%
LVIP T. Rowe Price Growth Stock Fund	0.25%
LVIP T. Rowe Price Structured Mid-Cap Growth Fund	0.25%
LVIP T. Rowe Price 2020 Fund	0.25%
LVIP T. Rowe Price 2030 Fund	0.25%
LVIP T. Rowe Price 2040 Fund	0.25%
LVIP T. Rowe Price 2050 Fund	0.25%
LVIP T. Rowe Price 2060 Fund	0.25%
LVIP U.S. Aggressive Growth Allocation Managed Risk Fund	0.25%
LVIP U.S. Growth Allocation Managed Risk Fund	0.25%
LVIP Vanguard Bond Allocation Fund	0.25%
LVIP Vanguard Domestic Equity ETF Fund	0.25%
LVIP Vanguard International Equity ETF Fund	0.25%
LVIP Wellington Capital Growth Fund	0.25%
LVIP Wellington SMID Cap Value Fund	0.25%
LVIP Western Asset Core Bond Fund	0.25%

Service Class II Shares

Fund	12b-1 Fee (Per Annum)
LVIP American Global Growth Fund	0.55%
LVIP American Global Small Capitalization Fund	0.55%
LVIP American Growth Fund	0.55%
LVIP American Growth-Income Fund	0.55%
LVIP American International Fund	0.55%

4